Exhibit 99.1
ELLINGTON RESIDENTIAL DECLARES MONTHLY COMMON DIVIDEND
OLD GREENWICH, CONNECTICUT, March 7, 2024—Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today announced that its Board of Trustees has declared a monthly common dividend of $0.08 per share, payable on April 25, 2024 to shareholders of record as of March 29, 2024.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's payment of dividends. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K and Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (at www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a real estate investment trust that specializes in acquiring, investing in, and managing residential mortgage-related, real estate-related, and other assets including corporate CLOs, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government Agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.